Exhibit 99.1

Better Therapeutics Announces it will Seek Strategic Alternatives and will be Delisted from Nasdaq

March 14, 2024

Better Therapeutics, Inc. (NASDAQ: BTTX) (the “Company”) announced today that the Company is terminating its employees and will explore strategic alternatives, including assignment for the benefit of creditors and/or a wind-down of the Company. This decision was made at a special meeting of the board of directors on Wednesday evening, March 13, 2024. Further, as previously disclosed, the Company’s securities are subject to delisting from the Nasdaq Stock Market unless the Company presents a plan to regain compliance with Nasdaq’s continued listing standards before the Nasdaq hearings panel. The Company has voluntarily requested a delisting of its securities and expects its securities to be delisted in the near term.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the timing, progress and results of our evaluation of strategic alternatives, including whether or not the evaluation of alternatives results in any transaction, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, unless required by law.

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Source: Better Therapeutics, Inc.